Amended Exhibit A to Rule 17f-5 & 17f-7 Letter Agreement dated July 8, 2005

Funds

Firsthand Technology Value Fund
Firsthand Technology Leaders Fund
Firsthand Technology Innovators Fund
Firsthand e-Commerce Fund
Firsthand Global Technology Fund
Firsthand Alternative Energy Fund

CITIBANK, N.A.

By:           /s/

Name:      Gene T. Mohan

Title:         Director, Financial Institutions Group

Agreed and Accepted:

PFPC TRUST COMPANY

By:           /s/

Name:       Edward A. Smith, III

Title:          Vice President & Senior Director

FIRSTHAND FUNDS ON BEHALF OF THE SERIES SET FORTH ABOVE

By:           /s/

Name:        Michael S. Remondino

Title:           Assistant Treasurer, Firsthand Funds

Dated:         11/01/07